Exhibit 10.22

                 The Mid-Career Hire Plan for Employees
                  of Union Carbide Corporation and Its
                   Participating Subsidiary Companies


                              General
     This Mid-Career Hire Plan for Employees of Union Carbide Corporation and Its Participating Subsidiary Companies (the "Plan") has been established primarily for the purpose of providing additional retirement benefits for a select group of management or highly compensated employees who were employed by the Corporation or participating subsidiaries in mid-career. Specifically, the purpose of this Plan is to provide for increased retirement benefits to eligible employees in the event of a Change in Control of the Corporation. This Plan is completely separate from the Retirement Program, is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, and is not qualified for special tax treatment under the Internal Revenue Code of 1986, as amended.

                          ARTICLE I
                         ELIGIBILITY
     Employees eligible for participation in the Plan are those individuals selected for inclusion in the Plan by the Vice President-Human Resources of the Corporation and approved for inclusion in the Plan by the Chief Executive Officer of the Corporation. To be designated for inclusion in the Plan, any such individual must have at such time (i) attained at least salary grade 19 (or its equivalent),
(ii) be a party to a Severance Compensation Agreement with the Corporation, and (iii) have less than 85 Points under the Retirement Program.

                          ARTICLE II
                           BENEFITS
     In the event of a Change in Control of the Corporation, a Participant, or a Participant's survivor, as the case may be, shall be entitled to a benefit payable hereunder in accordance with Article III of this Plan equal to the excess of:
     (a) the amount of such Participant's or survivor's annual benefit, as the case may be, under the Retirement Program computed under the provisions of the Retirement Program (without regard to the vesting provisions) by adding to a Participant's actual Company Service Credit under the Retirement Program the years of service of the Participant with the Participant's Prior Employer, but not in excess of the years of service with a Prior Employer necessary for the Participant to attain 85 Points under the Retirement Program;

     over the sum of:
     (b) the amount of such Participant's or survivor's annual benefit, as the case may be, under the provisions of the Retirement Program; and
     (c) any pension benefit paid, or payable, to a Participant by the Participant's Prior Employer (whether under a tax-qualified retirement plan or otherwise as shall be determined by the Vice-President Human Resources of the Corporation prior to a Change in Control of the Corporation).
     The amounts set forth in clauses (a) and (b) above shall be calculated before any addition to a Participant's age and Company Service Credit pursuant to a Severance Compensation Agreement between the Participant and the Corporation.

                          ARTICLE III
                      PAYMENT OF BENEFITS
     The benefits described in Article II shall be calculated and become payable only when a Participant retires and begins to receive payments under the Retirement Program and shall be paid in the same form and manner as the Participant's benefit under the Retirement Program.
     Notwithstanding the foregoing, a Participant may elect in the calendar year in which the Participant retires that payments under the Plan shall be made either: (i) in a lump sum as of January 1 of the calendar year following such election, or (ii) in substantially equal installments over a period of at least 2 but not more than 10 years commencing as of that date. The lump sum payment or installment payments described in the preceding sentence shall be calculated using
(a) a discount rate equal to the average of 10 and 20 year Aaa municipal bonds as published by Moody's or a similar rating service for the third month prior to the month payments commence, and (b) a mortality table determined by the administrator for the Plan. The administrator of the Plan shall determine the procedures for such elections and the time and method of payments in accordance with this Article III.

                           ARTICLE IV
                          DEFINITIONS
     A. "Change in Control of the Corporation" shall be deemed to occur if any of the following circumstances shall occur:
     (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Corporation;
     (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Corporation;
     (iii) if during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.
          For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;
     (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or
     (v) there shall be consummated (x) a reorganization, merger or consolidation of all or substantially all of the assets of the Corporation (a "Business Combination"), unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.
     Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur: (A) pursuant to subparagraphs
(i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefit plans maintained by the Corporation; or (B) pursuant to subparagraph (v)(y) above, if the Board determines that any sale, lease, exchange or transfer does not involve substantially all of the assets of the Corporation.
     B. "Company Service Credit" shall have the same meaning as set forth in the Retirement Program.
     C. "Corporation" shall mean Union Carbide Corporation and its successors.
     D. "Participant" shall mean an individual selected and approved for inclusion in this Plan under Article I.
     E. "Points" shall mean the sum of an individual's age and actual or deemed years of Company Service Credit with the Corporation as provided in the Retirement Program or under this Plan.
     F. "Prior Employer" shall mean the Participant's employer immediately prior to the Participant's employment by the Corporation, regardless of length of employment of the Participant by such Prior Employer. If a Participant was self-employed immediately prior to the Participant's employment by the Corporation, then such Participant's Prior Employer shall mean the Participant's employer immediately prior to such self-employment.
     G. "Retirement Program" shall mean the Retirement Program Plan For Employees of Union Carbide Corporation and Its Participating Subsidiary Companies and any excess or supplemental pension plans maintained by the Corporation.

                          ARTICLE V
                        MISCELLANEOUS
     A. The Vice President-Human Resources of the Corporation, or his designee, shall administer this Plan. The Vice President-Human Resources, or his designee, may adopt such rules as such person may deem necessary for the proper administration of this Plan and such person's decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding.
     B. The Corporation may amend or terminate this Plan at any time prior to a Change in Control of the Corporation. After a Change in Control of the Corporation, no amendment or termination of this Plan shall be effective with respect to any Participant (or a survivor of such Participant) unless such Participant, or survivor, consents in writing thereto.
     C. Except to the extent required by law, no assignment of the rights and interests of a Participant or a survivor of a Participant under this Plan will be permitted nor shall such rights be subject to attachment or other legal processes for debts of the Participant or the Participant's survivor. At all times the Participant's or survivor's relationship to the Plan is that of an unsecured general creditor.
     D. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State New York (without regard to the choice of laws provisions thereof).